UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 3, 2007

MedQuist Inc.
(Exact name of registrant as specified in charter)

New Jersey	0-19941	22-2531298
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Bishops Gate Blvd., Suite 300, Mt. Laurel, NJ		08054
(address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (856) 206-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On July 3, 2007, MedQuist Inc. (the “Company”) entered into indemnification agreements with each of Richard H. Stowe and John H. Underwood.  Mr. Stowe has served as a member of the Company’s board of directors (the “Board”) since December 1998 and currently serves as the Chairman of the Company’s Supervisory Committee and as a member of the Company’s Audit Committee, Nominating Committee and Compensation Committee.  Mr. Underwood has served as a member of the Board since July 1994 and currently serves as the Chairman of the Company’s Compensation Committee and as a member of the Company’s Audit Committee and Supervisory Committee.

Pursuant to the Governance Agreement by and between Koninklijke Philips Electronics N.V., a corporation organized under the laws of The Netherlands (“Philips”), and the Company dated May 22, 2000, Messrs. Stowe and Underwood are deemed to each be an “Independent Director.”  Philips is the Company’s majority shareholder, owning approximately 69.6% of the Company’s common stock.  N. John Simmons, Jr., the Company’s other Independent Director and a director of the Company since July 2005, currently serves as Chairman of the Company’s Audit Committee and a member of the Company’s Compensation Committee and Supervisory Committee.

Each indemnification agreement is substantially similar to the indemnification agreement entered into as of July 15, 2005 between the Company and Mr. Simmons and provides, among other things, that to the extent permitted by New Jersey law, the Company will indemnify the director against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any suit in which he is a party or otherwise involved as a result of his service as a member of the Board. The Company’s indemnification agreement with Mr. Simmons was filed with the SEC as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on July 21, 2005.

Item 9.01.    Financial Statements and Exhibits.

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
10.1	Indemnification Agreement by and between MedQuist Inc. and Richard H. Stowe dated as of July 3, 2007*

10.2	Indemnification Agreement by and between MedQuist Inc. and John H. Underwood dated as of July 3, 2007*

*                    Incorporated by reference to Exhibits 10.39 and 10.40 to the Company’s Form 10-K for the fiscal year ended December 31, 2005 filed with the Securities and Exchange Commission on July 5, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDQUIST INC.

Date: July 5, 2007	By:	/s/ Howard S. Hoffmann
		Name:	Howard S. Hoffmann
		Title:	Chief Executive Officer and President